UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2026

SPHERE 3D CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-36532	98-1220792
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

243 Tresser Blvd, 17th Floor
 Stamford, Connecticut, United States 06901
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (647) 952 5049

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	ANY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 15, 2026, Sphere 3D Corp. (the "Company") held a Special Meeting of Shareholders (the "Meeting"). Of the 3,829,250 Company common shares outstanding as of the record date, 1,455,864 shares, or 38.02%, were represented in person or by proxy at the Meeting, constituting a quorum present at the Meeting. The shareholders considered five proposals at the Meeting, each of which is described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2026 (the "Definitive Proxy"). The voting results are set forth below. All capitalized terms used but not defined in this Current Report on Form 8-K shall have the meanings ascribed to such terms in the Definitive Proxy.

1. Share Issuance Proposal

On a vote taken regarding the Share Issuance Proposal, it was declared that the shareholders approved an ordinary resolution to approve the issuance of the Consideration Securities to be issued to Cathedra Shareholders and Cathedra Convertible Security Holders in exchange for Cathedra Shares and Cathedra Convertible Securities in connection with the Arrangement.  Voting results are as follows:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes

420,262	21,945	1,781	1,011,876

2. Board Size Proposal

 On a vote taken regarding the Board Size Proposal, it was declared that subject to the approval of the Share Issuance Proposal and effective upon the consummation of the transactions set forth in the Arrangement Agreement, the shareholders approved an ordinary  resolution to approve the fixing of the number of directors, within the minimum and maximum number of directors prescribed under the Sphere Articles, to five directors as of the Effective Time. Voting results are as follows:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes

424,320	18,548	1,120	1,011,876

3. Director Election Proposal

 On a vote taken regarding the Director Election Proposal, it was declared that subject to the approval of the Board Size Proposal and effective upon the consummation of the transactions set forth in the Arrangement Agreement, the shareholders approved an ordinary resolution to elect the following five nominees as directors to the New Sphere Board effective immediately following the Effective Time.  Voting results are as follows:

Nominees	Votes For	Votes Against	Votes Withheld	Broker Non-Votes

Timothy Hanley	413,225	24,911	5,852	1,011,876
Marcus Dent	421,924	17,947	4,117	1,011,876
Kurt Kalbfleisch	418,842	21,416	3,730	1,011,876
Joel Block	421,954	18,311	3,723	1,011,876
Nicholas Gates	420,294	18,577	5,117	1,011,876

4. Incentive Plan Proposal

 On a vote taken regarding the Incentive Plan Proposal, it was declared that the shareholders approved an ordinary resolution to approve an amendment to the Sphere 3D Corp. 2025 Performance Incentive Plan to increase the number of Sphere Common Shares available for issuance under the Sphere Incentive Plan from 639,252 to 2,139,252, an increase of 1,500,000 shares, to, among other things, issue the Replacement Options and Replacement RSUs pursuant to the terms of the Arrangement Agreement.  Voting results are as follows:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes

365,042	78,527	419	1,011,876

5. The Share Consolidation Proposal

 On a vote taken regarding the Share Consolidation Proposal, it was declared that the shareholders approved a special resolution to approve an amendment to the Sphere Articles to potentially consolidate the Sphere Common Shares on a one Sphere Common Share for up to five Sphere Common Shares basis to become effective at an exact ratio and a date to be determined by the Sphere Board or, if the Arrangement is consummated prior to the effectuation of such Consolidation, the New Sphere Board. Voting results are as follows:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes

1,231,229	220,731	3,904	0

Item 7.01 Regulation FD Disclosure

On May 21, 2026, the Company issued a press release regarding the voting results of the Meeting.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including the corresponding Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filings under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission.

Exhibit Number	Description
99.1	Press Release dated 5.21.2026.
99.2	SEDAR filing submitted 5.21.2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 21, 2026

SPHERE 3D CORP.

By:	/s/ Kurt Kalbfleisch
Kurt Kalbfleisch
Chief Executive Officer